SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported)  April 17, 2009

THE BEARD COMPANY

(Exact name of registrant as specified in its charter)

Oklahoma	001-12396	73-0970298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harvey Parkway

301 N. W. 63rd Street, Suite 400

Oklahoma City, Oklahoma                73116

(Address of principal executive offices)   (Zip Code)

(405) 842-2333

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 3 Pages

Information to be Included in the Report:

Item 2.01  Completion of Acquisition or Disposition of Assets.

(a)  On March 25, 2009. the Registrant made an offer (the “Offer”) to purchase from Summit Bank, N.A. (the “Seller”) the oil and gas properties known as the Dilworth Field (the “Field”) in Kay County of northern Oklahoma for a total purchase price of $1,695,000. A copy of the Offer is attached hereto as Exhibit 10.1. The Offer was accepted on March 28, 2009, and the required earnest money deposit of $80,000 was delivered in cash to Seller by Registrant’s partially-owned subsidiary, Beard Dilworth, LLC, an Oklahoma limited liability company (“BDLLC”), on March 30, 2009. If the Offer was accepted, the purchase was to be made by BDLLC. The Field consists of producing oil and gas leases covering seven tracts, and the surface estate in two tracts, situated in Sections 17, 18 and 20, Township 28 North, Range 1 East in Kay County, Oklahoma.

(b)  Assignment of the properties included in the purchase was delivered to BDLLC following confirmation of the sale by order of the District Court of Kay County, Oklahoma, on April 17, 2009. A copy of the Assignment is attached hereto as Exhibit 10.2.

(c) A reservoir study by one of America’s most highly respected engineering firms has estimated that the Field should be capable of producing an additional 3.4 to 4.4 million barrels of recoverable oil from the Arbuckle Formation by utilizing high volume extraction (“HVE”) technology. BDLLC’s targeted rate of fluid recovery for the project is approximately 220,000 barrels of fluid per day with an anticipated hydrocarbon yield of 1% to 2%.

The Company expects to obtain third party financing in connection with the purchase and development of the property. The terms are expected to be such that the Registrant will own a 10% interest before investor “payout” to investors by virtue of its $700,000 capital contribution to BDLLC, and 14% after “payout.”

Under the contemplated development program, BDLLC plans to drill five shallow wells to test several upper zones in the Field that it believes will be productive. It then plans to purchase two disposal wells already in place in the field that were not part of its initial purchase, drill two large-bore production wells and one additional disposal well, and start injecting water into the Arbuckle Formation.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Form 8-K and are identified by the numbers indicated.

Exhibit No.	Description

10.1	Offer to purchase by registrant to Summit Bank dated March 25, 2009.

10.2	Assignment from Seller to BDLLC dated April 16, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BEARD COMPANY

/s/ Herb Mee, Jr.
Herb Mee, Jr., President

April 23, 2009

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

10.1	Offer to purchase by registrant to Summit Bank dated March 25, 2009.	Filed herewith electronically

10.2	Assignment from Seller to BDLLC dated April 16, 2009.	Filed herewith electronically

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